Exhibit 10.38

Frankly Inc.

27-10 Queens Plaza North, Suite 502

Long Island City, NY 11101

March 28, 2018

Mr. Pat LaPlatney

Raycom Media, Inc.

201 Monroe Street

RSA Tower, 20th Floor

Montgomery, AL 36104

Re: Amendments of Frankly Agreements

Dear Pat,

When signed below, the agreements referenced below between Frankly Inc. (“Frankly”) and Raycom Media, Inc. (“Raycom”) will be further amended as follows:

1.	Share Purchase Agreement: Under Section 4.2.1 of the Securities Purchase Agreement dated June 26, 2017 (as previously amended, the “SPA”) between Raycom and Frankly, Frankly is required to increase the number of directors on its Board by two by March 31, 2018. Section 4.2.1 of the SPA is hereby amended to change the December 31, 2017 date to June 30, 2018.

2.	Credit Agreement: (a) Interest Payments - Reference is made to the Credit Agreement between Raycom and Frankly dated August 31, 2016 (as previously amended, the “Credit Agreement”). Monthly payment of the interest on the outstanding Loan balance for the period commencing on January 1, 2018 and continuing thereafter will be suspended and each such suspended interest payment will be added to the outstanding principal balance of the Loan, and the 12% rate for overdue interest set forth in Section 3.1.1 of the Credit Agreement will not apply to such suspended interest.

(b) Financial Covenants – Sections 9.2.1 (Total Leverage Ratio) and 9.2.2 (Interest Coverage Ratio) of the Credit Agreement each provide a schedule of dates when Frankly will become subject to various financial covenant ratios. Each of the calendar quarter end dates identified in the Section 9.2.1 (Total Leverage Ratio) schedule and the Section 9.2.2 (Interest Coverage Ratio) schedule of the Credit Agreement is hereby revised to a later date, so that the first period on each schedule is the fiscal quarter ending on June 30, 2019.

Except as amended herein, SPA and Credit Agreement will continue in full force and effect. If the foregoing is acceptable, please return a signed copy of this amendment to us at your earliest convenience.

Franky Inc.

		By:	/s/ Lou Schwartz
Lou Schwartz
CFO/COO

Accepted and Agreed:

Raycom Media, Inc.

By:	/s/ Pat LaPlatney
Name:	Pat LaPlatney
Title:	CEO

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